UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-240-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Stock Market LLC The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 24, 2025, uniQure N.V. (the “Company”) issued a press release announcing updates on its ongoing clinical trials of AMT-130, as described in more detail in Item 8.01 below. The Company also announced that it will host an investor call and webcast beginning at 8:30 a.m. Eastern Time on the same date, during which the Company will discuss these updates. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The virtual event can be accessed via the Events and Presentations section of the Company’s website at https://www.uniqure.com/investors-media/events-presentations, and will be available for replay for 90 days following the event. The Company’s website and any information contained on the website are not incorporated into this Current Report on Form 8-K.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference.

Item 8.01 Other Events.

On September 24, 2025, the Company announced positive topline data from the pivotal Phase I/II study of AMT-130 for the treatment of Huntington’s disease. The topline data include follow-up data from patients enrolled in the Company’s two ongoing multi-center, dose-escalating Phase I/II clinical trials in the U.S. and Europe. Based on interactions with the U.S. Food and Drug Administration (“FDA”), it was agreed that data from cohorts 1 and 2 in the Phase I/II studies could be compared to a propensity score-matched external control derived from the Enroll-HD natural history data set, under a prespecified statistical analysis plan, which may serve as the primary basis for a Biologic License Application (“BLA”) submission. Based on these interactions, the ongoing Phase I/II AMT-130 clinical trials are supplemented by two additional protocols, each with a statistical plan that was discussed with and submitted to the FDA. The new protocols, among other things, provide for the pooling of data across the ongoing U.S. and EU studies, and also prespecified the pivotal comparison of AMT-130 clinical end points compared to a propensity score-matched external control from the Enroll-HD natural history data set.

In the U.S. study, a total of 26 patients with early manifest Huntington’s disease were randomized to treatment (n=6 low dose; n=10 high dose) or an imitation (sham) procedure (n=10). Treated patients received a single administration of AMT-130 through MRI-guided, convection-enhanced stereotactic neurosurgical delivery directly into the striatum (caudate and putamen). The study consists of a blinded 12-month core study period followed by unblinded long-term follow-up of treated patients for five years. An additional four control patients crossed over to treatment. The European open-label Phase 1b/2 study of AMT-130 enrolled 13 patients with early manifest Huntington’s disease (n=6 low dose; n=7 high dose). A third cohort enrolled an additional 12 patients across sites in the U.S. and EU. This cohort was randomized to explore both doses of AMT-130 in combination with immunosuppression, using the current, established stereotactic administration procedure. A fourth U.S. based cohort, evaluating high-dose AMT-130 in up to 6 patients with lower striatal volumes compared to those of patients enrolled in previous cohorts, is currently enrolling.

In accordance with the prospectively defined statistical analysis plan aligned with, and submitted to, the FDA, the Company analyzed clinical outcomes for 29 patients treated with AMT-130 (n=17 high dose; n=12 low dose) of which 12 patients per dose group had attained 36 months of follow up and were evaluated at that time point. Outcomes for each dose group were compared to a propensity score-matched external control drawn from the Enroll-HD natural history data set respectively (n=940 for high dose; n=626 for low dose).

Topline 36-month efficacy results for patients receiving high-dose AMT-130 are as follows (data cutoff as of June 30, 2025):

●	A statistically significant 75% slowing of disease progression as measured by composite Unified Huntington’s Disease Rating Scale (“cUHDRS”) (p=0.003), which met the primary endpoint of the study. Treated patients had a mean change in cUHDRS from baseline of -0.38 compared to a change of -1.52 for patients in the propensity score-matched external control.

●	A statistically significant 60% slowing of disease progression as measured by Total Functional Capacity (“TFC”) (p=0.033), which met a key secondary endpoint of the study. Treated patients had a mean change in TFC from baseline of -0.36 compared to a change of -0.88 for patients in the propensity score-matched external control.

●	Favorable trends in other secondary endpoint measures of motor and cognitive function (which, with TFC, collectively constitute the composite measurement referred to as cUHDRS), including Symbol Digit Modalities Test (“SDMT”), Stroop Word Reading Test (“SWRT”) and Total Motor Score (“TMS”).

o	An 88% slowing of disease progression as measured by SDMT (p=0.057), with a mean change in SDMT from baseline of -0.44 compared to a change of -3.73 for patients in the propensity score-matched external control.

o	A 113% slowing of disease progression as measured by SWRT (nominal p=0.002), with a mean change in SWRT from baseline of 0.88 compared to a change of -6.98 for patients in the propensity score-matched external control.

o	A 59% slowing of disease progression as measured by TMS (nominal p=0.174), with a mean change in TMS from baseline of 2.01 compared to a change of 4.88 for patients in the propensity score-matched external control.

●	A mean reduction from baseline in cerebrospinal neurofilament light protein (“CSF NfL”) of -8.2%. CSF NfL is a well-characterized, supportive biomarker of neurodegeneration. Elevation in CSF NfL has been shown to be strongly associated with greater clinical severity of Huntington’s disease.

The Company believes that the consistently favorable results in functional, motor and cognitive endpoints at 36 months observed in the high dose group, compared to the variable trends observed in the low dose group, reflect a dose-dependent response to AMT-130.

Various other supportive analyses of the results from the AMT-130 high dose treatment group, including those using a propensity score-weighted external control and comparisons to the TRACK-HD and PREDICT-HD datasets, were consistent with the primary analysis.

AMT-130 was generally well-tolerated, with a manageable safety profile at both doses. As of the data cutoff date, no new drug-related serious adverse events have been observed since December 2022. The most common adverse events in the treatment groups were related to the administration procedure, which all resolved.

The Company plans to discuss the AMT-130 data with the FDA at a pre-BLA meeting expected later this year, with the intention of submitting a BLA in the first quarter of 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," “establish,” "estimate," "expect," "goal," "intend," "look forward to", "may," "plan," "potential," "predict," "project," “seek,” "should," "will," "would" and similar expressions and the negatives of those terms. Forward-looking statements are based on management's beliefs and assumptions and on information available to management only as of the date of this report. Examples of these forward-looking statements include, but are not limited to, statements concerning: the Company’s plans to explore AMT-130 in a fourth cohort of up to 6 patients with lower striatal volumes compared to those patients enrolled in previous cohorts; the Company’s plans to have a pre-BLA meeting with the FDA later this year, and the Company’s plans to submit a BLA for AMT-130 in the first quarter of 2026. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons. These risks and uncertainties include, among others: risks related to the Company’s Phase I/ll clinical trials of AMT-130, including the risk that such trials will be unable to demonstrate data sufficient to support further clinical development or regulatory approval; the risk that topline data may not be predictive of later data readouts; risks related to the Company’s interactions with regulatory authorities, which may affect the initiation, timing and progress of clinical trials and pathways to regulatory approval; whether the measurements that the Company is evaluating continue to be viewed as robust and sensitive measurements of disease progression; whether Regenerative Medicine Advanced Therapy designation, Breakthrough Therapy designation, or any accelerated pathway, if granted, will lead to regulatory approval; the Company’s ability to conduct and fund a Phase III or confirmatory study for AMT-130 if needed; the Company’s ability to continue to build and maintain the infrastructure and personnel needed to achieve its goals; the Company’s effectiveness in managing current and future clinical trials and regulatory processes; the Company’s ability to demonstrate the therapeutic benefits of its gene therapy candidates in clinical trials; the continued development and acceptance of gene therapies; the Company’s ability to obtain, maintain and protect its intellectual property; and the Company’s ability to fund its operations and to raise additional capital as needed and on acceptable terms. These risks and uncertainties are more fully described under the heading "Risk Factors" in the Company’s periodic filings with the U.S. Securities & Exchange Commission (“SEC”), including its Annual Report on Form 10-K filed with the SEC on February 27, 2025, its Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2025 and July 29, 2025, and in other filings that the Company makes with the SEC from time to time. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements and, except as required by law, the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.1	Press Release of uniQure N.V. dated September 24, 2025

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQURE N.V.

Date: September 24, 2025	By:	/s/ Jeannette Potts
JEANNETTE POTTS
Chief Legal and Compliance Officer